Exhibit 5.1

LAW OFFICES OF
GARY L. BLUM
3278 WILSHIRE BOULEVARD
SUITE 603
LOS ANGELES, CALIFORNIA 90010

GARY L. BLUM	TELEPHONE: (213) 381-7450
EMAIL: GLBLAW@AOL.COM	FACSIMILE: (213) 384-1035

December 30, 2011

Cord Blood America, Inc.
1857 Helm Drive
Las Vegas, NV 89119

RE:         Cord Blood America, Inc.; Registration Statement on Form S-1/A;
File No. 333-174642

Dear Cord Blood America, Inc.,

We have acted as special counsel to Cord Blood America, Inc., a Florida corporation (the "Company"), in order to render this legal opinion with regard to Florida Corporate law in connection with the Company’s filing on Form S-1/A (Amendment No. 5) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission on or about December 30, 2011.

As stated in the Registration Statement, we have not advised the Company in connection with the preparation of its Registration Statement, or its offering of securities, or with respect to Federal Law and have not reviewed the Registration Statement or Exhibits filed by the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for this opinion.  In so doing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination, we are of the opinion that the 32,234,668 shares of Common Stock of the Company being offered and sold pursuant to the Registration Statement are duly authorized under State law, and will be under State law, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

This opinion is to be used only while the Registration Statement is in effect. We are opining only as to the matters expressly set forth herein.

We consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. In giving the foregoing consent, we do hereby specifically declare that we are not in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Gary L. Blum
Gary L. Blum, Esq.